Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONDENSED

CONSOLIDATED FINANCIAL DATA

The following Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition as of December 31, 2016 combines the historical Consolidated Statement of Financial Condition of Pacific Premier Bancorp, Inc., or Pacific Premier, and the historical Consolidated Balance Sheet of Heritage Oaks Bancorp, or HEOP as of that date (i) on an actual historical basis and (ii) assuming the completion of the merger at that date, using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statement.

The following Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the year ended December 31, 2016 combines the historical Consolidated Statement of Operations of Pacific Premier and the historical Consolidated Statement of Income of HEOP for the period presented, and also reflects Pacific Premier’s acquisition of Security California Bancorp, or SCAF, which was completed on January 31, 2016, giving effect to each merger as if the merger had become effective at the beginning of the period presented, using the acquisition method of accounting and giving effect to the pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

Although pro forma financial information is not a measurement of performance calculated in accordance with GAAP, Pacific Premier believes that pro forma financial information is important because it gives effect to the merger and the transactions referenced above. The manner in which Pacific Premier calculates pro forma financial information may differ from similarly titled measures reported by other companies.

The unaudited pro forma combined condensed consolidated financial information included in this Form 8-K/A are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial condition or results of operations that would have occurred if the merger or the other transactions referenced above had been completed on the dates or at the beginning of the periods indicated or which may be obtained in the future. The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the respective period’s historical consolidated financial statements and the related notes of Pacific Premier and HEOP. The historical consolidated financial statements of Pacific Premier have been filed with the Commission in Pacific Premier’s Annual Report on Form 10-K for the year ended December 31, 2016. The historical consolidated financial statements of HEOP have been filed with the Commission in HEOP’s Annual Report on Form 10-K for the year ended December 31, 2016 and are included as Exhibit 99.1 to this Form 8-K/A.

The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the opportunities to earn additional revenue and does not include certain assumptions as to cost savings and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during the periods presented.

The unaudited pro forma combined condensed consolidated stockholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Pacific Premier’s common stock or the actual or future results of operations of Pacific Premier for any period. Actual results may be materially different than the pro forma information presented.

The accompanying Notes are an integral part of the Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

	At December 31, 2016
	Historical Pacific Premier	Historical HEOP	Pro Forma Adjustments for HEOP Acquisition	Footnote Reference	Pro Forma Combined with HEOP (1)
	(Dollars in thousands)
Assets
Cash and cash equivalents	$156,857	$50,874	$—		$207,731
Interest-bearing time deposits with financial institutions	3,944	—	—		3,944
Investment securities (including held to maturity)	389,528	458,817	(4,597)	(2)	843,748
Loans held for sale, at lower of cost or fair value	7,711	10,055	—		17,766
Loans held for investment	3,241,613	1,384,279	(23,261)	(3)	4,602,631
Allowance for loan losses	(21,296)	(17,237)	17,237	(4)	(21,296)
Loans held for investment, net	3,220,317	1,367,042	(6,024)		4,581,335
Premises and equipment	12,014	36,065	(665)	(5)	47,414
Goodwill	102,490	24,885	243,189	(6)	370,564
Intangible assets	9,451	3,354	28,123	(7)	40,928
Other assets	133,999	73,798	(7,300)	(8)	200,497
Total assets	$4,036,311	$2,024,890	$252,726		$6,313,927
Liabilities
Deposits	$3,145,485	$1,683,895	$1,471	(9)	$4,830,851
Short term borrowings	278,000	43,500	218	(10)	321,718
Long term debt	119,354	74,612	(3,180)	(10)	190,786
Other liabilities	33,732	10,033	771	(5)	44,536
Total liabilities	3,576,571	1,812,040	(720)		5,387,891
Stockholders’ equity
Preferred stock	—	—	—		—
Common stock	274	164,708	(164,588)	(11)	394
Additional paid in capital	345,138	9,310	456,866	(11)	811,314
Retained earnings	117,049	40,916	(40,916)	(11)	117,049
Accumulated other comprehensive income	(2,721)	(2,084)	2,084	(11)	(2,721)
Total stockholders’ equity	459,740	212,850	253,446		926,036
Total liabilities and stockholders’ equity	$4,036,311	$2,024,890	$252,726		$6,313,927

The accompanying Notes are an integral part of the Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

	For the Year Ended December 31, 2016
	Historical Pacific Premier	Historical SCAF	Pro Forma Adjustments for SCAF Acquisition	Footnote Reference	Historical HEOP	Pro Forma Adjustments for HEOP Acquisition	Footnote Reference	Pro Forma for HEOP and SCAF Acquisition (1)
	(Dollars in thousands, except per share data)
Interest income	$166,605	$2,167	$813	(12)	$71,347	$7,754	(12)	$248,686
Interest expense	13,530	159	(47)	(13)	5,737	(663)	(13)	18,716
Net interest income	153,075	2,008	860		65,610	8,417		229,970
Provision for loan losses	8,776	—	—		(1,500)	—		7,276
Net interest income after provision for loan losses	144,299	2,008	860		67,110	8,417		222,694
Noninterest income	19,584	139	—		12,214	—		31,937
Noninterest expense	98,565	5,756	(8,355)	(14)	51,314	5,113	(14)	152,393
Income before income tax expense	65,318	(3,609)	9,215		28,010	3,304		102,238
Income tax (benefit)	25,215	(1,638)	3,686		11,077	1,321		39,661
Net income	$40,103	$(1,971)	$5,529		$16,933	$1,983		$62,576
Per common share
Net income—basic	$1.49							$1.59
Net income—diluted	1.46							1.57
Weighted average common shares
Basic	26,931,634		492,544	(15)		11,959,022	(15)	39,383,200
Diluted	27,439,159		492,544	(15)		11,959,022	(15)	39,890,725

The accompanying Notes are an integral part of the Unaudited Pro Forma Combined Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

Note A—Basis of Presentation

The Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition and explanatory notes as of December 31, 2016 combines the historical Consolidated Statement of Financial Condition of Pacific Premier and the historical Consolidated Balance Sheet of HEOP as of that date (i) on an actual historical basis and (ii) assuming the completion of the merger at that date, using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

The Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations and explanatory notes for the year ended December 31, 2016 combines the historical Consolidated Statement of Operations of Pacific Premier and the historical Consolidated Statement of Income of HEOP for such period, and reflects Pacific Premier’s acquisition of SCAF in January 2016, giving effect to each merger as if the merger had become effective at the beginning of the period presented, using the acquisition method of accounting and giving effect to the pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements.

Since the merger is recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to Pacific Premier’s balance sheet. In addition, certain anticipated costs associated with the merger such as professional fees, legal fees and conversion-related expenditures are not reflected in the pro forma statements of operations.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for credit losses and the allowance for credit losses, for purposes of the Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations for the year ended December 31, 2016, Pacific Premier assumed no adjustments to the historical amounts of HEOP’s provisions for credit losses. If such adjustments were estimated, there could be an increase or a reduction to the historical amounts of HEOP’s provisions for credit losses presented. In addition, the fair value of the loan portfolio is not necessarily reflective of the allowance for loan losses calculated under the probable incurred loss model, as the fair value also takes into account an interest and liquidity component.

Note B—Accounting Policies and Financial Statement Classifications

The accounting policies of HEOP have been reviewed and no conforming adjustments or financial statement reclassifications have been determined.

Note C—Merger and Acquisition Integration Costs

In connection with the merger, the plan to integrate Pacific Premier’s and HEOP’s operations continues. The specific details of this plan will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, and selling or otherwise disposing of certain furniture and equipment. Pacific Premier also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and in the period incurred.

Note D—Estimated Annual Cost Savings

Pacific Premier expects to realize cost savings following the merger. These cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note E—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

(1)                                 The pro forma data in this column presents the unaudited financial data for Pacific Premier on a pro forma combined basis reflecting the consummation of the merger with HEOP, as if the merger had taken place as of the date indicated, or at the beginning the period indicated, after giving effect to the pro forma adjustments described in the other footnotes to this table.

(2)                                 Fair market value adjustment for investment securities.

(3)                                 Adjustment made to reflect the preliminary estimated market value of loans, which includes an estimate of lifetime credit losses, as well as an interest rate and liquidity component. Loans include net deferred costs and unearned discounts.

(4)                                 Purchase accounting reversal of allowance for loan losses, which is not carried over.

(5)                                 Estimated fair market value adjustment for property and leases.

(6)                                 Represents the recognition of goodwill resulting from the difference between the consideration paid to HEOP shareholders less the net fair value of the acquired assets and assumed liabilities. Goodwill can be summarized as follows (dollars in thousands, except share and per share data):

HEOP
December 31, 2016
Pacific Premier shares issued to shareholders, net of fractional shares	11,959,022
Pacific Premier issue price per share	$38.55
Value of stock consideration paid to HEOP shareholders	$461,020
Value in-the-money from options and warrants	3,249
Cash consideration to restricted shareholders	—
Total pro forma aggregate merger consideration paid	$464,269
Carrying value of net assets	$212,850
Fair value adjustment to assets and liabilities:
Securities	(4,597)
Loans held for investment	(23,261)
Allowance for loan loss	17,237
Loans, net	(6,024)
Premises and equipment	(665)
Core deposit intangible	28,123
Deferred tax effect of adjustments, excluding transactions costs (40%)	(9,275)
Other assets	(9)
Deposits	(1,471)
Short term borrowings	(218)
Long term debt	3,180
Other liabilities	771
Total fair value adjustments	9,815
Fair value of net assets acquired	222,665
Capitalized merger-related expense	1,585
Excess of fair value of nets assets acquired over consideration paid	$243,189

(7)                                 Purchase accounting adjustment in recognition of the fair value of core deposit intangible assets, which is assumed to be 1.44% for HEOP.

(8)                                 Deferred tax asset created from transaction expenses and fair market value adjustments.

(9)                                 Fair market value adjustment for time deposits.

(10)                          Estimated fair market value adjustment for borrowings.

(11)                          Purchase accounting reversal of common equity accounts, and adjustments to additional paid in capital includes consideration paid, transaction costs, fair market value adjustments, tax adjustments and goodwill created.

(12)                          The amortization/accretion of fair value adjustments related to loans over the estimated lives of the related asset, which approximates 36 months.

(13)                          The amortization/accretion of fair value adjustments related to deposits, short term borrowings and long term debt over the weighted average life of 18, 5 and 72 months.

(14)                          Adjustment includes amortization of core deposit intangibles over a 10 accelerated year life, fixed asset accretion over 36 months and adjustments for acquisition related costs. Acquisition costs for professional, legal and conversion related expenditures are not reflected as they are nonrecurring expenses. Acquisition costs incurred in the historical financial results are included in the pro-forma adjustments. These costs will be expensed by Pacific Premier as required by GAAP.

(15)                          Adjustment reflects the elimination of the acquired entity’s weighted average shares outstanding, offset by the issuance of common stock by acquirer for each outstanding share of acquired entity’s common stock to be issued in connection with the merger.

UNAUDITED COMPARATIVE PER SHARE DATA

The following table sets forth certain historical, pro forma and pro forma equivalent per share financial information for the Pacific Premier common stock and the HEOP common stock. The pro forma and pro forma equivalent per share information for the year ended December 31, 2016 gives effect to (i) the completion of Pacific Premier’s acquisition of HEOP, which was completed on April 1, 2017 and (ii) the merger as if the transaction had been effective on the last date of the period, in the case of book value data, and as if the transaction had been effective on the first day of the period, in the case of the income and dividend data. The pro forma information in the below table assumes that the merger is accounted for under the acquisition method of accounting. The information in the following table is based on, and should be read together with, (i) the historical consolidated financial information that Pacific Premier has presented in its prior filings with the Commission and (ii) the historical consolidated financial statements of HEOP that are included as Exhibit 99.1 to this Form 8-K/A.”

At or For the Year Ended December 31, 2016
Net Income Per Common Share(1):
Historical Pacific Premier
Basic	$1.49
Diluted	$1.46
Historical Heritage Oaks
Basic	$0.50
Diluted	$0.50
Pro Forma for Heritage Oaks Acquisition(1)
Basic	$1.59
Diluted	$1.57
Equivalent pro forma for Heritage Oaks Acquisition(1)(2)
Basic	$0.55
Diluted	$0.54
Dividends Declared Per Common Share(3):
Historical Pacific Premier	$—
Historical Heritage Oaks	$—
Equivalent pro forma for Heritage Oaks Acquisition	$—
Book Value Per Common Share (at period end):
Historical Pacific Premier	$16.54
Historical Heritage Oaks	$6.20
Pro Forma for Heritage Oaks Acquisition	$23.01
Equivalent pro forma for Heritage Oaks Acquisition(2)	$7.99

(1)                                 Pro forma shares are calculated by adding together the historical shares reported by Pacific Premier and historical shares reported by HEOP, adjusted for the estimated purchase accounting adjustments to be recorded in connection with the HEOP acquisition to equate to an estimated 11,890,720 of Pacific Premier shares issued in connection with the HEOP acquisition based on the terms of the merger agreement.

(2)                                 The equivalent pro forma per share data combined for HEOP is computed by multiplying the pro forma combined amounts by the exchange ratio of 0.3471.

(3)                                 Pacific Premier does not pay dividends on its common stock, therefore the equivalent pro forma cash dividends per common share is zero.